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                                                             EXHIBIT 3.9


                               CERTIFICATE OF FORMATION

                                          OF

                                   COGNITIVE L.L.C.



1.       THE NAME OF THE LIMITED LIABILITY COMPANY IS COGNITIVE L.L.C.


2. THE ADDRESS OF ITS REGISTERED OFFICE IN THE STATE OF DELAWARE IS CORPORATION TRUST CENTER, 1209 ORANGE STREET, IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE. THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS THE CORPORATION TRUST COMPANY.


    IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS CERTIFICATE OF FORMATION OF COGNITIVE L.L.C. THIS TWENTY-FOURTH DAY OF OCTOBER, 1997.


                                       /s/ B.A. Stuewe
                                       ---------------------------------------
                                       B.A. Stuewe, Organizer